UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

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UTG, INC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UTG, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Wednesday, June 18, 2014

To the Shareholders of UTG, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of UTG Inc., a Delaware corporation ("UTG"), will be held on Wednesday, June 18, 2014 at 9:00 a.m. eastern time at the offices of First Southern Bancorp, 99 Lancaster Street, Stanford, Kentucky 40484 for the following purposes:

1.	To elect eight directors of UTG to serve for a term of one (1) year and until their successors are elected and qualified;

2.	To consider and act upon such other business as may properly be brought before the meeting.

The Board of Directors has fixed the close of business on April 25, 2014 as the record date for the Annual Meeting.  Only shareholders of record as of the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so that your shares can be represented and voted at the Annual Meeting.  A proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement and will not affect your right to vote in person in the event that you decide to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

UTG, INC.

/s/ Theodore C. Miller
Theodore C. Miller, Secretary

Dated:  May 8, 2014
Springfield, Illinois

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS OF
UTG, INC.

GENERAL INFORMATION REGARDING SOLICITATION

The Annual Meeting of the Shareholders of UTG, Inc., a Delaware corporation ("UTG" or the "Company"), will be held on Wednesday, June 18, 2014 at 9:00 a.m. at the offices of First Southern Bancorp, 99 Lancaster Street, Stanford, Kentucky 40484.  The mailing address of UTG's principal executive office is P.O. Box 5147, Springfield, Illinois 62705.

This proxy statement is being sent to each holder of record of the issued and outstanding shares of common stock of UTG, no par value (the "Common Stock"), as of the close of business on April 25, 2014, in order to furnish to each shareholder information relating to the business to be transacted at the meeting.

This proxy statement and the enclosed proxy are being made available on or about May 8, 2014 to the shareholders of UTG entitled to notice of and to vote at the meeting.  The Annual Report of UTG for the fiscal year ended December 31, 2013 has been made available to shareholders.  UTG will bear the cost of soliciting proxies from its shareholders.  UTG may reimburse brokers and other persons for their reasonable expenses in forwarding proxy materials to the beneficial owners of Common Stock.  Solicitations may be made by telephone, fax or by personal calls, and it is anticipated that such solicitations will consist primarily of requests to brokerage houses, custodians, nominees, and fiduciaries to forward the soliciting material to the beneficial owners of shares held of record by such persons.  If necessary, officers and regular employees of UTG may by telephone or personal interview request the return of proxies.

VOTING

The enclosed proxy is solicited by and on behalf of the Board of Directors of UTG.  If you are unable to attend the meeting on Wednesday, June 18, 2014, please complete the enclosed proxy and return it to us in the accompanying envelope so that your shares will be represented and voted at the meeting.

When the enclosed proxy is duly executed and returned in advance of the meeting, and is not revoked, the shares represented thereby will be voted in accordance with the authority contained therein.  Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of UTG a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting his or her shares in person.  If a proxy fails to specify how it is to be voted, it will be voted "FOR" the election of the directors.

Inspectors of election will be appointed to tabulate the number of shares of Common Stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting.  The holders of a majority of the outstanding shares of Common Stock as of the record date must be represented at the meeting in person or by proxy in order for a quorum to be present at the meeting.  The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Abstentions and broker non-votes will have no effect on the election of directors but will have the effect of a vote against any other matter submitted to a vote at the meeting.  The holders of Common Stock as of the record date are entitled to one vote per share of Common Stock with respect to the election of directors, and any other matter that may be submitted to a vote at the meeting.  With respect to the election of directors, the affirmative vote of a plurality of the votes duly cast is required for the election of directors (that is, the nominees receiving the greatest number of votes will be elected).  There are no cumulative voting rights with respect to the election of directors.  The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting is required to approve any other matter that may be submitted to a vote at the meeting.  Management is not aware of any matter other than the election of directors to be brought before the shareholders at the meeting.

The Correll affiliates hold approximately 56.3% of the outstanding Common Stock (See "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters") and intend to vote their shares in favor of the election of directors.

VOTING SECURITIES OUTSTANDING

April 25, 2014 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.  On that date, UTG had outstanding 3,768,203 shares of Common Stock.  No other voting securities of UTG are outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

Principal Holders of Securities

The following tabulation sets forth the name and address of the entity known to be the beneficial owners of more than 5% of UTG's common stock and shows:  (i) the total number of shares of common stock beneficially owned by such person as of April 25, 2014 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of common stock so owned as of the same date.

Title		Amount	Percent
of	Name and Address	and Nature of	Of
Class	of Beneficial Owner (2)	Beneficial Ownership	Class (1)

Common	Jesse T. Correll	105,375	(3)	2.8%
Stock, no	First Southern Bancorp, Inc.	1,406,785	(3)(4)	37.0%
par value	First Southern Funding, LLC	341,997	(3)(4)	9.0%
	First Southern Holdings, LLC	1,201,876	(3)(4)	31.9%
	Ward F. Correll	269,371	(5)	7.1%
	WCorrell, Limited Partnership	72,750	(3)	1.9%
	Cumberland Lake Shell, Inc.	257,501	(5)	6.8%
	Eric L. Oliver	300,000	(7)	8.0%
	Total (6)	2,423,528		64.3%

(1)	The percentage of outstanding shares is based on 3,768,203 shares of common stock outstanding as of April 25, 2014.
(2)

The address for each of Jesse Correll, First Southern Bancorp, Inc. ("FSBI"), First Southern Funding, LLC ("FSF"), First Southern Holdings, LLC ("FSH"), and WCorrell, Limited Partnership ("WCorrell LP"), is P.O. Box 328, 99 Lancaster Street, Stanford, Kentucky 40484.  The address for each of Ward Correll and Cumberland Lake Shell, Inc. ("CLS") is P.O. Box 430, 150 Railroad Drive, Somerset, Kentucky 42502.

(3)

The share ownership of Jesse Correll listed includes 32,625 shares of common stock owned by him individually.  The share ownership of Mr. Correll also includes 72,750 shares of Common Stock held by WCorrell, Limited Partnership, a limited partnership in which Jesse Correll serves as managing general partner and as such, has sole voting and dispositive power over the shares held by the entity.

In addition, by virtue of his ownership of voting securities of FSF and FSBI, and in turn, their ownership of 100% of the outstanding membership interests of FSH, Jesse Correll may be deemed to beneficially own the total number of shares of common stock owned by FSH (as well as the shares owned by FSBI directly), and may be deemed to share with FSH (as well as FSBI) the right to vote and to dispose of such shares.  Mr. Correll owns approximately 76.5% of the outstanding membership interests of FSF; he owns directly approximately 47.0%, companies he controls own approximately 13.7%, and he has the power to vote but does not own an additional 2% of the outstanding voting stock of FSBI.  FSBI and FSF in turn own 99% and 1%, respectively, of the outstanding membership interests of FSH.

(4)
The share ownership of FSBI consists of 204,909 shares of common stock held by FSBI directly and 1,201,876 shares of common stock held by FSH of which FSBI is a 99% member and FSF is a 1% member, as further described below.  As a result, FSBI may be deemed to share the voting and dispositive power over the shares held by FSH.

(5)	Includes 257,501 shares of common stock held by CLS, all of the outstanding voting shares of which are owned by Ward F. Correll.
(6)

According to the most recent Schedule 13D, as amended, filed jointly by each of the entities and persons listed above, Jesse Correll, FSBI, FSF and FSH, have agreed in principle to act together for the purpose of acquiring or holding equity securities of UTG.  In addition, the Schedule 13D indicates that because of their relationships with Jesse Correll and these other entities, Ward Correll, CLS and WCorrell, Limited Partnership may also be deemed to be members of this group.  Because the Schedule 13D indicates that for its purposes, each of these entities and persons may be deemed to have acquired beneficial ownership of the equity securities of UTG beneficially owned by the other entities and persons, each has been identified and listed in the above tabulation.

(7)	Shares held in entities controlled by Eric Oliver.

SECURITY OWNERSHIP OF MANAGEMENT OF UTG

The following tabulation shows with respect to each of the directors of UTG, with respect to UTG's chief executive officer and President, and each of UTG's executive officers whose salary plus bonus exceeded $100,000 for fiscal 2013, and with respect to all executive officers and directors of UTG as a group:  (i) the total number of shares of all classes of stock of UTG or any of its parents or subsidiaries, beneficially owned as of April 25, 2014 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of stock so owned, and granted stock options available as of the same date.

Title	Directors, Named Executive	Amount	Percent
of	Officers, & All Directors &	and Nature of	Of
Class	Executive Officers as a Group	Ownership	Class (1)

UTG's	John S. Albin	11,061	(4)	*
Common	Randall L. Attkisson	558	(2)	*
Stock, no	Joseph A. Brinck, II	12,783		*
par value	Jesse T. Correll	1,854,157	(3)	49.0%
	Ward F. Correll	269,371	(5)	7.1%
	Howard L. Dayton, Jr.	5,106		*
	Douglas P. Ditto	6,128	(7)	*
	Theodore C. Miller	10,821		*
	Peter L. Ochs	2,465	(6)	*
	James P. Rousey	3,773		*
	All directors and executive officers as a group (ten in number)	2,176,223		57.9%

* Less than 1%

(1)	The percentage of outstanding shares for UTG is based on 3,768,203 shares of common stock outstanding as of April 25, 2014.
(2)

Randall L. Attkisson holds minority ownership positions in certain of the companies listed as owning UTG common stock including First Southern Bancorp, Inc.  Ownership of these shares is reflected in the ownership of Jesse T. Correll.

(3)
The share ownership of Mr. Jesse Correll includes 32,625 shares of UTG, Inc. common stock owned by him individually, 204,909 shares of UTG, Inc. common stock held by First Southern Bancorp, Inc. and 341,997 shares of UTG, Inc. common stock owned by First Southern Funding, LLC.  The share ownership of Mr. Correll also includes 72,750 shares of UTG, Inc. common stock held by WCorrell, Limited Partnership, a limited partnership in which Mr. Correll serves as managing general partner.   Mr. Correll has sole voting and dispositive power over the shares held by the entity.   In addition, by virtue of his ownership of voting securities of First Southern Funding, LLC and First Southern Bancorp, Inc., and in turn, their ownership of 100% of the outstanding membership interests of First Southern Holdings, LLC (the holder of 1,201,876 shares of UTG, Inc. common stock), Mr. Correll may be deemed to beneficially own the total number of shares of UTG, Inc. common stock owned by First Southern Holdings, and may be deemed to share with First Southern Holdings the right to vote and to dispose of such shares. Mr. Correll owns approximately 76.5% of the outstanding membership interests of First Southern Funding; he owns directly approximately 47.0%, companies he controls own approximately 13.7%, and he has the power to vote but does not own an additional 2% of the outstanding voting stock of First Southern Bancorp.  First Southern Bancorp and First Southern Funding in turn own 99% and 1%, respectively, of the outstanding membership interests of First Southern Holdings.

(4)	Includes 392 shares owned directly by Mr. Albin's spouse.
(5)

The share ownership of Mr. Ward Correll includes 11,870 shares of UTG, Inc. common stock owned by him individually.  Cumberland Lake Shell, Inc. owns 257,501 shares of UTG Common Stock, all of the outstanding voting shares of which are owned by Ward F. Correll.  Ward F. Correll is the father of Jesse T. Correll.  There are 72,750 shares of UTG Common Stock owned by WCorrell Limited Partnership in which Jesse T. Correll serves as managing general partner and, as such, has sole voting and dispositive power over the shares of Common Stock held by it. The aforementioned 72,750 shares are deemed to be beneficially owned by and listed under Jesse T. Correll in this section.

(6)	Includes 2,000 shares held in a trust for benefit of named individual
(7)	Includes 1,600 shares held in a retirement account.

Except as indicated above, the foregoing persons hold sole voting and investment power.

The following table shows with respect to each individual identified above under Security Ownership of Management, the ownership of shares of FSBI, an affiliate of UTG.

Title of Class	Director or Executive Officer of UTG	Amount and Nature of Ownership		Percent of Class (1)

Common	Randall L. Attkisson	181,834	(2)	5.4%
Stock	Jesse T. Correll	2,888,974	(3)(4)	70.3%
	Ward F. Correll	278,160	(4)(5)	7.9%
	Howard Dayton	8,760.3%
	Douglas P. Ditto	173,762	(6)	5.2%
	James P. Rousey	29,687	(7)	.9%

(1)	The percentage of outstanding shares for FSBI is based on 4,219,379 shares outstanding as of April 25, 2014, including outstanding options.
(2)	Includes 70,689 shares owned by Mr. Attkisson's spouse and options to purchase 56,814 shares that can be exercised at any time by Mr. Attkisson.
(3)

Includes 450,900 shares owned by the WCorrell, Limited Partnership, of which Jesse Correll is the managing general partner, and 67,590 shares which Mr. Correll has the power to vote and as to which he disclaims beneficial ownership.  Also includes options to purchase 569,102 shares that can be exercised at any time by Mr. Correll.

(4)	Includes options to purchase 255,900 shares that can be exercised at any time by either Jesse Correll, Ward Correll or the WCorrell, Limited Partnership.
(5)	Includes 4,500 shares owned by the WCorrell, LP represents 1% ownership by Mr. Correll in WCorrell, LP and 17,760 shares owned by CLS.
(6)	Includes 6,826 shares owned by Mr. Ditto's minor children and options to purchase 45,298 shares that can be exercised at any time by Mr. Ditto.
(7)	Includes 4,002 shares owned by Mr. Rousey's spouse and options to purchase 7,343 shares that can be exercised at any time by Mr. Rousey.

The following table shows with respect to each individual identified above under security ownership of management the ownership held in FSF, an affiliate of UTG.

Title of Class	Director or Executive Officer of UTG	Amount and Nature of Ownership	Percent of Class (1)

Common	Randall L. Attkisson	44.75	4.8%
Stock	Jesse T. Correll	719.07	76.5%
	Douglas P. Ditto	55.84	5.9%
	James P. Rousey	23.50	2.5%

(1)	The percentage of outstanding units for FSF is based on 939.77 units outstanding as of April 25, 2014.

THE BOARD OF DIRECTORS

In accordance with the laws of Delaware and the Certificate of Incorporation and Bylaws of UTG, as amended, UTG is managed by its executive officers under the direction of the Board of Directors.  The Board elects executive officers, evaluates their performance, works with Management in establishing business objectives and considers other fundamental corporate matters, such as the issuance of stock or other securities, the purchase or sale of a business and other significant corporate business transactions.  In the fiscal year ended December 31, 2013, the Board met four times.  All Directors attended at least 75% of all meetings of the board except Mr.  Ward Correll.

The Board of Directors has an Audit Committee consisting of Messrs. Attkisson, Albin, and Brinck. The Audit Committee performs such duties as outlined in the Company's Audit Committee Charter.  The Audit Committee reviews and acts or reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, internal accounting and control systems of UTG, the nature of services performed for UTG and the fees to be paid to the independent auditors, the performance of UTG's independent and internal auditors and the accounting practices of UTG.  The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board.  The Audit Committee met four times in 2013.

The Board has reviewed the qualifications of each member of the audit committee and determined one member of the committee, Randy Attkisson, meets the definition of a "financial expert".

The Board of Directors has a Compensation Committee consisting of Messrs. Dayton and Brinck.  The Compensation Committee performs such duties as outlined in the Company's Compensation Committee Charter.  The Compensation Committee reviews and acts or reports to the Board with respect to various compensation matters relative to the Company's executive officers.

Under UTG's By-Laws, the Board of Directors should be comprised of at least six and no more than eleven Directors.  At December 31, 2013, the Board consisted of eight Directors.  Shareholders elect Directors to serve for a period of one year at UTG's Annual Shareholders' meeting.

The Board of Directors does not have a formal nominating committee, or a committee that performs similar functions, and does not have a nominating committee charter.  The Board has concluded that the nominating process should not be limited to certain members so that a comprehensive selection of candidates can be considered.  Therefore, the nomination process is conducted by the full Board of Directors.  The Board of Directors has not adopted a formal policy with regard to the consideration of Director candidates recommended by shareholders.  The Board of Directors will, however, consider nominees recommended by shareholders.  Shareholders wishing to recommend candidates for Board membership must submit the recommendations in writing to the Secretary of the Company at least 90 days prior to a date corresponding to the previous year's Annual Meeting, with the submitting shareholder's name and address and pertinent information about the proposed nominee similar to that set forth for nominees named herein.  Proposed nominees will be considered in light of their potential contributions to the Board, their backgrounds, their independence and such other factors as the Board considers appropriate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and officers of UTG file periodic reports regarding ownership of Company securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules promulgated there under.  UTG was aware of the following individual who filed a late Form 4, statement of changes in beneficial ownership of securities, with the Securities and Exchange Commission; Douglas P. Ditto.  Mr. Ditto reported a purchase (2 forms) totaling 1,600 shares of UTG stock during 2013.  SEC filings may be viewed from the Company's Web site www.utgins.com.

The Board of Directors has provided a process for shareholders to send communications directly to the Board.  These communications can be sent to James Rousey, President and Director of UTG at the corporate headquarters at 5250 South Sixth Street, Springfield, IL  62703.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

In connection with the December 31, 2013 financial statements, the audit committee: (1) reviewed and discussed the audited financial statements with Management; (2) discussed with the independent auditors the matters required by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants and Rule 2-07 or Regulation S-X; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No.1.  Based upon these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

The following are the members of the Company's Audit Committee:

Randall L. Attkisson	Committee Chairman
John S. Albin
Joseph A. Brinck, II

PROPOSAL ONE

ELECTION OF DIRECTORS

At the annual meeting of shareholders of UTG, eight directors are to be elected, each director to hold office until the next annual meeting and until his successor is elected and qualified.  Each nominee will be elected director by the affirmative vote of a plurality of the votes duly cast for such nominee.  The persons named in the proxy intend to vote the proxies as instructed in the proxies.  If no instructions are given in a particular proxy, the persons named in the proxy intend to vote the proxy for the nominees listed below. Should any of the nominees listed below become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substituted nominee or nominees; however, the management of UTG currently knows of no reason to anticipate such an occurrence.  All of the nominees have consented to be named as nominees and to serve as directors if elected. Information with respect to business experience of the Board of Directors has been furnished by the respective directors or obtained from the records of UTG.  The following individuals are the nominees for the election of directors:

Name, Age	Position with the Company, Business Experience and Other Directorships
John S. Albin, 85

Director of UTG since 1984; farmer in Douglas and Edgar counties, Illinois, since 1951; Chairman of the Board of Longview State Bank from 1978 to 2005; President of the Longview Capitol Corporation, a bank holding company, since 1978; Chairman of First National Bank of Ogden, Illinois, from 1987 to 2005; Chairman of the State Bank of Chrisman from 1988 to 2005; Chairman of First National Bank in Georgetown from 1994 to 2005; Director of Illini Community Development Corporation since 1990; Commissioner of Illinois Student Assistance Commission from 1996 to 2002.

Randall L. Attkisson, 68

Director of UTG since 1999; Director of First Southern Bancorp, Inc., a bank holding company, since 1986; Board Chairman of Young Life Raceway Region (Kentucky/Indiana) from 2008 to 2011; Partner of Bluegrass Financial Holdings Subs/Affiliates since 2008; Advisory Director of Kentucky Christian Foundation since 2002; Board Chairman of Isaiah House from 2012 to present; Director of The River Foundation, Inc. from 1990 to 2011; President of Randall L. Attkisson & Associates from 1982 to 1986; Commissioner of Kentucky Department of Banking & Securities from 1980 to 1982; Self-employed Banking Consultant in Miami, FL from 1978 to 1980.

Joseph A. Brinck, II, 58

Director of UTG since 2003; CEO of Stelter & Brinck, LTD, a full service combustion engineering and manufacturing company from 1983 to present; Salesman at Stelter & Brinck, LTD from 1979 to 1983; President of Superior Thermal, LTD from 1990 to present; President of Sanctity of Life Foundation since 2001 and Vice President of Ruah Woods Ministry since 2009.  Currently holds Professional Engineering Licenses in Kentucky.

Jesse T. Correll, 57

Chairman and CEO of UTG and Universal Guaranty Life Insurance Company since 2000; Director of UTG since 1999; Chairman, President, CEO of First Southern Bancorp, Inc. since 1988; Manager and President of First Southern Funding, LLC since 1992; President, Director of The River Foundation since 1990; Director of Dew Learning since 2012; Board member of Crown Financial Ministries from 2004 to 2009; Friends of the Good Samaritans since 2005; Generous Giving from 2006 to 2009 and the National Christian Foundation since 2006.  Mr. Correll and his wife Angela have 3 children and 4 grandchildren.  Jesse Correll is the son of Ward and Regina Correll.

Ward F. Correll, 85

Director of UTG since 2000; President, Director of Tradeway, Inc. of Somerset, KY since 1973; Director of Cumberland Lake Shell, Inc. of Somerset, KY since 1971; President, Director of Tradewind Shopping Center, Inc. of Somerset, KY since 1966; Director of First Southern Bancorp since 1987; Director of First Southern Funding, LLC since 1991; Director of The River Foundation since 1990; and Director of First Southern Insurance Agency since 1987.  Ward Correll is the father of Jesse Correll.

Howard L. Dayton, Jr., 70

In 1985, Mr. Dayton founded Crown Ministries in Longwood, Florida.  Crown Ministries merged with Christian Financial Concepts in September 2000 to form Crown Financial Ministries, the world's largest financial ministry.  He served as Chief Executive Officer from 1985 to 2007 and in 2009 founded Compass - Finances God's Way.  Mr. Dayton is a graduate of Cornell University.  He developed The Caboose, a successful railroad-themed restaurant in Orlando, FL in 1969. In 1972 he began his commercial real estate development career, specializing in office development in the Central Florida area.  He has authored five popular small group studies, produced several video series, and is the host for the nationally syndicated radio programs MoneyWise and HeyHoward.  Mr. Dayton became a Director of UTG, Inc. in December 2005.

Peter L. Ochs, 62

Mr. Ochs is founder of Capital III, a private equity investment firm located in Wichita, Kansas.  Capital III provides impact investment capital and management with investments in manufacturing, real estate, energy, and education with a geographical focus on the US and Latin America.   Prior to founding Capital III, Mr. Ochs spent 8 years in the commercial banking industry.  Mr. Ochs graduated from the University of Kansas with a degree in business and finance.  He currently serves on the boards of UTG, Inc., the American Independence Funds, and Trinity Academy.  Mr. Ochs is married to Deborah and they have 2 children and 5 grandchildren.

James P. Rousey, 55

President of UTG and Universal Guaranty Life Insurance Company since September 2006, Director of UTG and Universal Guaranty Life Insurance Company since September 2001; Regional CEO and Director of First Southern National Bank from 1988 to 2001. Board Member with the Illinois Fellowship of Christian Athletes from 2001-2005; Board Member with Contact Ministries from 2007-2011; Board Member with Amigos En Cristo, Inc. from 2007-2009.

The Board of Directors recommends that shareholders vote "FOR" the election of the director nominees listed above.

EXECUTIVE OFFICERS OF UTG

More detailed information on the following executive officers of UTG appears under "Directors":

Jesse T. Correll	Chairman of the Board and Chief Executive Officer
James P. Rousey	President

Other executive officers of UTG are set forth below:

Name, Age	Position with UTG and Business Experience
Theodore C. Miller, 51

Corporate Secretary of UTG, Inc. and Universal Guaranty Life Insurance Company since December 2000, Senior Vice President and Chief Financial Officer since July 1997; Vice President since October 1992 and Treasurer from October 1992 to December 2003; Vice President and Controller of certain affiliated companies from 1984 to 1992.  Vice President and Treasurer of certain affiliated companies from 1992 to 1997; Senior Vice President and Chief Financial Officer of subsidiary companies since 1997; Corporate Secretary of subsidiary companies since 2000.

Douglas P. Ditto, 58

Vice President of UTG, Inc. and Universal Guaranty Life Insurance Company since June 2009; Chief Investment Officer from 2009 to 2012; Assistant Vice President from June 2003 to June 2009; Chief Executive Officer, and Executive Vice President of First Southern Bancorp since March 1985.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics for our Directors, Officers (including our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, and persons performing similar functions) and employees. The Code of Business Conduct and Ethics is available to our stockholders by requesting a free copy of the Code of Business Conduct and Ethics by writing to us at UTG, Inc., 5250 South Sixth Street, Springfield, Illinois 62703.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid to or earned by UTG's Chief Executive Officer and President, and each of the executive officers of UTG whose salary plus bonus exceeded $100,000 during UTG's last fiscal year:

Name and Principal position	Year	Salary	Bonus	Stock Awards (6)	All Other Comp		Total
Jesse T. Correll Chief Executive Officer	2013	175,000	0	0	7,000	(1)	182,000
	2012	161,752	75,000	74,995	6,740	(1)	318,487
James P. Rousey President	2013	165,000	0	0	7,092	(2)	172,092
	2012	155,000	50,000	49,992	9,585	(2)	264,577
Theodore C. Miller Secretary/Senior Vice President	2013	125,000	0	0	1,875	(3)	126,875
	2012	117,500	30,000	29,998	1,658	(3)	179,156
Douglas P. Ditto Vice President	2013	120,000	0	0	4,800	(1)	124,800
	2012	109,466	60,000	59,996	4,379	(1)	233,841
Douglas A. Dockter (5) Vice President	2013	100,000	2,500	0	2,100	(4)	104,600
	2012	100,000	12,000	0	2,820	(4)	114,820

(1)	All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan.
(2)

All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan of $2,475 and $1,890 and country club membership fees of $4,617 and $6,975 during 2013 and 2012, respectively.

(3)	All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan of $1,875 and $938 during 2013 and 2012, respectively.
(4)	All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan of $2,820 and $2,100 during 2013 and 2012, respectively.
(5)	Mr. Douglas A. Dockter is not considered an executive officer of UTG, but is included in this table pursuant to compensation disclosure requirements.
(6)	Stock Awards were issued on December 27, 2012 at a price per share of $13.25, the current market value reported as of that date. The awards were issued based on 2012 results.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2013, there were no unexercised options, stock that has not vested or equity incentive plan awards outstanding for any of the above named executive officers.

Compensation of Directors

Prior to September 2013, UTG's standard arrangement for the compensation of Directors provided that each outside Director receive an annual retainer of $2,400, plus $300 for each meeting attended and reimbursement for reasonable travel expenses.  Effective September 18, 2013 a new compensation arrangement was approved whereby each outside Director will annually receive $8,000 as a retainer and $1,000 per meeting attended.  The compensation, however, shall be paid in UTG common stock.  The value will be determined annually on the close of business December 20th or the next business day should December 20th be a weekend or holiday, based on the activity of the year just ending.  Reasonable travel expenses will continue to be reimbursed in cash as incurred.  UTG's Director compensation policy provides that Directors who are employees of UTG or its affiliates do not receive any compensation for their services as Directors except for reimbursement for reasonable travel expenses for attending each meeting.

Name	Fees Earned or Paid in Cash	Stock Awards (3)	All Other Compensation	Total
Jesse Thomas Correll Chief Executive Officer	0			0
James Patrick Rousey President	0			0
John Sanford Albin Director	1,500	5,998		7,498
Randall Lanier Attkisson Director	1,500	5,998		7,498
Joseph Anthony Brinck, II Director	1,800	5,998		7,798
Ward Forrest Correll Director	1,500	4,999		6,499
William Wesley Perry Director (1) (5)	1,800			1,800
Thomas Francis Darden, II Director (1) (4)	1,500			1,500
Peter Loyd Ochs Director	1,800	4,999		6,799
Howard Lape Dayton Director	1,800	5,998	(2) 5,000	12,798
Daryl Jack Heald Director (5)	1,500			1,500
(1)  Messrs. Darden and Perry have their fees donated to various charitable organizations.
(2)  Other Compensation represents consulting performed relative to management enrichment.
(3)  Director compensation plan effective September 18, 2013. Market value of stock on earned date was 10.75 per share.
(4) Resigned as Director effective August 9, 2013.
(5) Did not stand for Director re-election on September 18, 2013.

REPORT ON EXECUTIVE COMPENSATION

Introduction

The Compensation Committee of the Board of Directors is responsible for determining and recommending to the full Board of Directors the compensation of the Company's executive officers.  The Compensation Committee strongly believes that UTG's executive officers directly impact the short-term and long-term performance of UTG.  With this belief and the corresponding objective of making decisions that are in the best interest of UTG's shareholders, the Compensation Committee places significant emphasis on the design and administration of UTG's executive compensation plans.

Company Management may be requested by the Compensation Committee to provide support such as to attend portions of meetings, make recommendations to the Compensation Committee and perform various day-to-day administrative functions on behalf of the committee.  The Committee further has the authority to engage outside advisors, experts and other professionals to assist it.  No such outside persons were engaged during 2013 or 2012.

The Company's philosophy regarding compensation of executive officers is generally one of executive officers qualify for the same benefits and opportunities as provided to all of the employees of the Company.  Special or unique perquisites to executive officers not provided to all employees amount to less than $10,000 to any one individual.  The Company maintained a membership to a local country club that could only be utilized by the President.  During 2013 and 2012 the Company paid $4,617 and $6,975, respectively, to maintain this membership.  The membership was discontinued effective September 30, 2013.

The Compensation Committee periodically reviews the Company's compensation philosophy.  From time to time, as necessary, the committee may modify the compensation philosophy, principles or goals.  The compensation program is applied to our named executive officers in a fashion similar to its application to the Chief Executive Officer.  Any differences are due to difference in job scope and market compensation for various positions.

The Company maintains employee benefits such as paid time off, 401(k) plan, health insurance, dental insurance, group life insurance and long term disability insurance.  These benefits are generally competitive to other entities located in the Midwest where the Company must compete for employees.  Executive officers are entitled to these benefits on the same basis and terms as other employees of the Company.

Executive Compensation Elements

The total compensation package for the executive officers of UTG consists of multiple elements.  The Compensation Committee considers market compensation comparisons as it determines the elements, appropriate levels and mix of compensation to be paid to the executive officers in order to retain the executives necessary to the successful operation of the Company.  The committee does not operate with rigid standards, rather, it works using a competitive market range.  Many factors are considered in determining compensation, including the responsibilities assumed by the executive, the scope of the executive's position, experience, length of service, individual performance and internal equity considerations.  In addition to a base salary, increased compensation of current and future executive officers of the Company will be determined using a "performance based" philosophy.  UTG's financial results are analyzed and future increases to compensation will be proportionately based on the profitability of the Company.

Base Salary - The Board of Directors through recommendations from the Compensation Committee establishes base salaries at a level intended to be within the competitive market range of comparable companies.

Incentive Awards - The Board of Directors, from time to time, may approve incentive awards for the executive officers.  These incentive awards are generally in the form of a one-time cash bonus payment.  Incentive awards are determined based on the overall operations of the Company as well as individual performance considerations.  The Company does not utilize a specific set formula in the determination of incentive awards.

Stock Options - Stock options are granted at the discretion of the Board of Directors. There were no options granted to the named executive officers during the last two fiscal years.

Employment Contracts - There are no employment agreements or understandings in effect with any executive officers of the Company.

Deferred Compensation - The Company has no deferred compensation arrangements with any of its executive officers.
Tax and Accounting Implications of Compensation - As one of the factors considered in performing its duties, the Board of Directors evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various payments and benefits.  The deductibility of some types of compensation depends upon the timing of an executive's vesting or exercise of previously-granted rights.  Deductibility may also be affected by interpretations of and changes in tax laws.

Conclusion

The Compensation Committee believes this executive compensation plan provides a competitive and motivational compensation package to the executive officer team necessary to produce the results UTG strives to achieve.  The committee also believes the executive compensation plan addresses both the interests of the shareholders and the executive team.

Compensation Committee Report

The Compensation Committee of the Board of Directors of UTG has reviewed and discussed the Compensation Disclosure and Analysis required by Item 402(b) of SEC Regulation S-K with Company Management.  Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that this report on executive compensation be included with this filing.

Executive Compensation Committee

Howard L. Dayton	Joseph A. Brinck, II

Compensation Committee Interlocks and Insider Participation

The UTG Compensation Committee may make recommendations to the full Board of Directors on decisions regarding executive officer compensation.  The following persons served as Directors of UTG during 2013 and were officers or employees of UTG or its affiliates during 2013: Jesse T. Correll and James P. Rousey.  Accordingly, these individuals have participated in decisions related to compensation of executive officers of UTG and its subsidiaries.

During 2013, Jesse T. Correll and James P. Rousey, executive officers of UTG and UG, were also members of the Board of Directors of UG.

Jesse T. Correll is a Director and executive officer of FSBI and participates in compensation decisions of FSBI.  FSBI owns or controls directly and indirectly approximately 37% of the outstanding common stock of UTG.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The Board of Directors determined that five of the eight current Directors are "independent" as defined by Rule 5605 of the NASDAQ listing standards.  The non-independent Directors are Jesse T. Correll, Ward F. Correll and James P. Rousey.

On February 20, 2003, UG purchased $4,000,000 of a trust preferred security offering issued by First Southern Bancorp, Inc. ("FSBI").  The security has a mandatory redemption after 30 years with a call provision after 5 years.  The security pays a quarterly dividend at a fixed rate of 6.515%.  The Company received dividends of $264,219 and $264,943 during 2013 and 2012, respectively.  On March 30, 2009, UG purchased $1,000,000 of FSBI common stock.  The sale and transfer of this security is restricted by the provisions of a stock restriction and buy-sell agreement.

On November 14, 2011, UTG, Inc. merged with ACAP. Shareholders of ACAP received shares of UTG in exchange for their ACAP shares. ACAP was a 73% owned subsidiary of UG. The merger reduced the corporate structure and provided certain efficiencies and economies to the Companies.  All ACAP shareholders, other than UTG or UG, have the right to receive 233 shares of UTG common stock for each share of ACAP common stock they owned at closing.  Under the terms of the exchange ratio, UTG issued 50,328 shares to former ACAP shareholders.  An additional 129,548 UTG shares were not issued due to dissenting ACAP shareholders. The shareholder dispute was settled during 2013.

On September 28, 2011 UTG entered a joint ownership agreement with Bandyco, LLC and First Southern National Bank, for an 8.08% interest in an aircraft. Bandyco, LLC is affiliated with Ward F Correll, who is a Director of the Company. The Company was responsible for an initial payment of $150,000 on September 30, 2011, along with a $125,000 payment on October 30, 2011. The Company pays a monthly operational fee of $25,000 starting in November 2011 and lasting through July 2016. The aircraft is issued for business related travel by various officers and employees of the Company. For years 2013 and 2012 UTG paid $427,776 and $573,393 for costs associated with the aircraft.

Effective January 1, 2007, UTG entered into administrative services and cost sharing agreements with its subsidiary.  Under this arrangement, the subsidiary pays its proportionate share of expenses, based on an allocation formula.  During 2013 and 2012, UG paid $7,442,588 and $8,843,596, respectively, in expenses. The Ohio Department of Insurance has approved the cost sharing agreement and it is Management's opinion that where applicable, costs have been allocated fairly and such allocations are based upon accounting principles generally accepted in the United States of America.

The Company from time to time acquires mortgage loans through participation agreements with FSNB.  FSNB services the Company's mortgage loans including those covered by the participation agreements.  The Company pays a .25% servicing fee on these loans and a one-time fee at loan origination of .50% of the original loan amount to cover costs incurred by FSNB relating to the processing and establishment of the loan.  The Company paid $93,285 and $102,447 in servicing fees and $1,250 and $81,851 in origination fees to FSNB during 2013 and 2012, respectively.

The Company reimbursed expenses incurred by employees of FSNB relating to travel and other costs incurred on behalf of or relating to the Company.  The Company paid $45,669 and $90,939 in 2013 and 2012, respectively to FSNB in reimbursement of such costs.  In addition, the Company began reimbursing FSNB a portion of salaries and pension costs for Mr. Correll and Mr. Ditto.  The reimbursement was approved by the UTG Board of Directors and totaled $332,029 and $462,819 in 2013 and 2012, respectively, which included salaries and other benefits.

UG paid ordinary dividends of $2,700,000 and $3,316,722 to UTG in 2013 and 2012, respectively. No extraordinary dividends were paid during the two year period.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee is required to be directly responsible for the appointment, compensation and retention of the Company's independent registered public accounting firm.  The Audit Committee appointed Brown Smith Wallace, LLC ("BSW") as the Company's independent registered public accounting firm for the fiscal years ended December 31, 2013 and 2012.

Amounts paid to, or billed by, the Company's principal accountant, during the two most recent fiscal years by category were as follows:

Audit Fees - Audit fees paid for these audit services in the fiscal years ended December 31, 2013 and 2012 totaled $136,150 and $135,541, respectively and audit fees billed for quarterly reviews of the Company's financial statements totaled $20,400 and $20,100 for the years 2013 and 2012, respectively.

Audit Related Fees - No audit related fees were incurred by the Company from BSW for the years ended December 31, 2013 and 2012.

Tax Fees - The Company paid $16,544 and $15,325 to BSW relating to certain tax advice and electronic filing of certain federal income tax returns of the Company for the years ended December 31, 2013 and 2012.

All Other Fees - The Company paid no other fees to BSW for other services for the years ended December 31, 2013 and 2012, respectively.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

In order for a proposal by a shareholder to be included in UTG's proxy statement and form of proxy for the 2015 Annual Meeting of Shareholders, the proposal must be received by UTG at its principal office on or before January 16, 2015.

Shareholder proposals submitted after April 3, 2015, will be considered untimely, and the proxy solicited by UTG for next year's annual meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

OTHER MATTERS TO COME BEFORE THE MEETING

Management does not intend to bring any other business before the meeting of UTG's shareholders and has no reason to believe that any will be presented to the meeting.  If, however, any other business should properly be presented to the meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Securities and Exchange Commission rules permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process allows for extra convenience for stockholders and potential costs savings for companies.

One or more brokers with accountholders who are UTG shareholders may send a single proxy statement addressed to two or more shareholders sharing the same address.  In those cases, a single proxy statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder.  Once you have received notice from your broker that they will be sending communications to your address in this way, they will continue this practice until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to receive proxy materials and communications in this way and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to UTG, Inc., Theodore C. Miller, Secretary, 5250 South Sixth Street, P.O. Box 5147, Springfield, Illinois, 62705-5147, or contact Mr. Miller at 217-241-6300.  UTG will deliver promptly, upon written or oral request in the manner provided above, a separate copy of the proxy statement and Annual Report for the fiscal year ended December 31, 2013 to a shareholder at a shared address to which a single copy was delivered.  If your broker is not currently delivering a single proxy statement addressed to two or more shareholders sharing the same address (i.e., you received multiple copies of this proxy statement), and you would like to request delivery of a single copy, you should contact your broker.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

UTG has filed its Annual Report for the year ended December 31, 2013 on Form 10-K with the Securities and Exchange Commission.  A copy of the report, including any financial statements and financial statement schedules, may be obtained without charge by any shareholder.  Requests for copies of the report should be sent to Theodore C. Miller, Secretary, UTG, Inc., P.O. Box 5147, Springfield, Illinois, 62705-5147.

BY ORDER OF THE BOARD OF DIRECTORS

UTG, INC.

/s/ Theodoer C. Miller
Theodore C. Miller, Secretary

Dated: May 8, 2014

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting To Be Held On June 18, 2014

Shareholder name
Shareholder name
Address
City, state and zip

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.utgins.com/annualreport.php.

If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before June 10, 2014 to facilitate timely delivery.

The 2014 Annual Meeting of Shareholders of UTG, Inc. will be held at the offices of First Southern Bancorp 99 Lancaster Street, Stanford, Kentucky 40484, on Wednesday, June 18, 2014, at 9:00 a.m. eastern time.

At the meeting, shareholders will act to elect eight directors, and to vote upon such other business as may properly be brought before the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please review the Proxy Statement and Annual Report at www.utgins.com/annualreport.php.  Complete this proxy form and return it promptly to Stock Transfer, UTG, Inc., 5250 South Sixth Street, Springfield, IL 62703.

Please call 1-800-248-8841 or e-mail stock.transfer@utgins.com to request a paper copy or you may download the Proxy Statement and Annual Report from www.utgins.com/annualreport.php.

From US Highway 150, take US Highway 27 to Main Street to Lancaster Street.  Parking and entrance behind building.  GPS address: 102 West Main Street, Stanford, KY

Fold and Tear Here		Fold and Tear Here
PROXY FORM	UTG, INC.	PROXY FORM
Annual Meeting of Shareholders – To be Held June 18, 2014
THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoints Jesse T. Correll and James P. Rousey, or either of them, the attorneys and proxies with full power of substitution and revocation to represent and to vote, as designated below, all the shares of common stock of the Company held of record by the undersigned on April 25, 2014, at the annual meeting of shareholders to be held at the offices of First Southern Bancorp, 99 Lancaster Street, Stanford, Kentucky 40484, on Wednesday, June 18, 2014 at 9:00 a.m., or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS PRESENTED.

Please sign exactly as your name appears on the form and date and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign. If a corporation, please sign in full corporate name by President and other authorized officer. If a partnership, please sign in partnership name by authorized person.

Continued and to be voted and signed on reverse.

Our Stock Transfer Department is available to assist you with changes or questions concerning your account.
Lost Certificate	Notification of a lost stock certificate must be made in writing.
Address	Notification of shareholder address changes must be made in writing. If your address has changed or should change in the future, please give us your new address below.
Your name
(Old Address) - Street
City	State	Zip
(New Address) - Street
City	State	Zip
Date new address in effect	Signature

Registration	A change in certification registration is needed because of:
☐	Marriage	☐	Divorce
☐	Death of a tenant	☐	Establishment of a trust
☐	Remove custodian	☐	Other – Explain

For instructions about your specific situation, contact our Stock Transfer Department by phone at (217) 241-6410, by writing to UTG, Inc., Attn: Stock Transfer Department, P.O. Box 5147, Springfield, IL 62705-5147 or through our website at www.utgins.com.

Signature
Date
Acct#

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		Withhold	For All
1.
To elect all Director Nominees to serve on the Board of Directors.  The nominees are:
John S. Albin, Randall L. Attkisson, Joseph A. Brinck, II, Jesse T. Correll, Ward F. Correll, Howard L. Dayton Jr., Peter L Ochs, James P. Rousey.
	For	Authority	Except
	☐	☐	☐

*Exceptions:  To vote for all director nominees, mark the "For" box.  To withhold voting for all nominees, mark the "Withhold Authority" box.  To withhold voting for a particular nominee, mark the "For All Except" box and enter name(s) of the exception(s) in the space provided.  Your shares will be voted for the remaining nominees.

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
Acct#

Signature	Date
Signature	Date